EXHIBIT 5.1

                        MORSE, ZELNICK, ROSE & LANDER LLP
                              405 LEXINGTON AVENUE
                                   SUITE 1401
                            NEW YORK, NEW YORK 10022

                                  April 7, 2005

SmartPros Ltd.
12 Skyline Drive
Hawthorne, New York 10532

Ladies and Gentlemen:

         We have acted as counsel to SmartPros Ltd., a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act an aggregate of 882,319 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be issued by the Company under its 1999 Stock Option Plan (the "Plan").

         We have examined the Registration Statement, the Plan and a form of the share certificate of the Common Stock, which have been incorporated by reference in the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

Very truly yours,

By:          /s/ MORSE, ZELNICK, ROSE & LANDER LLP
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                 MORSE, ZELNICK, ROSE & LANDER LLP